                                                                   EXHIBIT 21.1

SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION



North America
       Barbados                         Progress Software International Sales
                                        Corporation
       Canada                           Progress Software Corporation of
                                        Canada Ltd.
       Connecticut                      Crescent Software, Inc.
       Delaware                         Progress Software International
                                        Corporation
       Massachusetts                    Apptivity Corporation
       Massachusetts                    Progress Security Corporation

Europe
       European Headquarters -
          Netherlands                   Progress Software Europe B.V.
       Austria                          Progress Software GesmbH
       Belgium                          Progress Software NV
       Czech Republic                   Progress Software spol. s.r.o.
       Denmark                          Progress Software A/S
       Finland                          Progress Software Oy
       France                           Progress Software S.A.
       Germany                          Progress Software GmbH
       Italy                            Progress Software Italy S.r.l.
       Netherlands                      Progress Software B.V.
       Norway                           Progress Software A/S
       Poland                           Progress Software sp. z.o o.
       Spain                            Progress Spain S.A.
       Sweden                           Progress Software Svenska AB
       Switzerland                      Progress Software A.G.
       United Kingdom                   Progress Software Ltd.


Other
       Argentina                        Progress Software de Argentina S.A.
       Australia                        Progress Software Pty. Ltd.
       Brazil                           Progress Software do Brasil Ltda.
       Hong Kong                        Progress Software Corporation Limited
       Japan                            Progress Software K.K.
       Mexico                           Progress Software, S.A. de C.V.
       Singapore                        Progress Software Pte. Ltd.